UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2016

Intellicheck Mobilisa, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15465	11-3234779
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Jericho Quadrangle, Suite 202, Jericho, NY 11753

(Address of principal executive offices) (Zip code)

(516) 992-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Robert N. Williamsen

Effective as of May 19, 2016, Robert N.Williamsen, Vice President and Chief Revenue Officer of Intellicheck Mobilisa, Inc. (the “Company”), departed the Company, via mutual consent, to pursue other interests. Pursuant to Mr. Williamsen’s employment agreement with the Company, Mr. Williamsen will receive a payment of his monthly salary, subject to all applicable withholdings, for a period of 12 months following May 19, 2016, with the first payment commencing within 60 days of May 19, 2016, and reimbursement for continued health, dental, and vision coverage from May 19, 2016 to May 31, 2016.

In addition, pursuant to the terms of Mr. Williamsen’s stock option agreements, Mr. Williamsen will be entitled for a period of ninety days following his departure from the Company to exercise his vested stock option awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 20, 2016	INTELLICHECK MOBILISA, INC.

	By:	/s/ Bill White
Bill White
Chief Financial Officer